Exhibit 10.23
February __, 2007
Seanergy Maritime Corp.
10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
          Re:      Initial Public Offering
Gentlemen:
     I. The undersigned, a director and stockholder of Seanergy Maritime Corp. (the “Company”), in consideration of Maxim Group LLC entering into a letter of intent to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees to waive any all right to quarterly or other distributions of interest income earned on the trust account into which the proceeds of the IPO will be placed, which interest income shall be payable to the Company’s public shareholders of record on the last business day of each quarter until the earlier of the consummation of a Business Combination or our liquidation.
     II. As used herein a “Business Combination” shall mean an acquisition by the Company, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses in the maritime shipping or related industries.
     III. This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.
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